EXHIBIT 10.1

SPRINGHURST
LOUISVILLE, KENTUCKY

INSBANC, INC.

SPRINGHURST OFFICE LEASE

THIS LEASE, dated this 3rd day of February, 2003, is between Jaytee Properties, a Kentucky general partnership, hereinafter referred to as “Landlord” and Insbanc, Inc., hereinafter referred to as the “Tenant”. As parties hereto, Landlord and Tenant agree:

ARTICLE I.  PREMISES

SECTION 1.  Tenant leases from Landlord and Landlord leases to Tenant the following described premises (hereinafter called the “Premises”):

Being approximately 1189 square feet of rentable office space located on the first floor in the Republic Bank Building

(Hereinafter called “the Building”) located at 9600 Brownsboro Road in Jefferson County, Kentucky.

SECTION 2.  The Premises shall be provided in “as is” condition with a Tenant Improvement allowance to be paid by Landlord not to exceed $20.00 per square foot, (Twenty-three Thousand Seven Hundred and Eighty Dollars, $23,780.00) for expenditures related to Tenant’s design and construction of its space.  Any remodeling construction and/or redecorating within the Premises shall be performed to the complete and absolute satisfaction of Landlord. The Landlord’s written approval shall be obtained by Tenant prior to commencement of any and all improvements and the construction of improvements shall be supervised and approved by Landlord on a continuous basis.

SECTION 3.  This Lease confers no rights with respect to the Building other than tenancy of the Premises and the non-exclusive license to use, during such tenancy, the following facilities provided by Landlord: (i) toilet facilities on the floor which the Premises are located (and such other toilet facilities located elsewhere in the Building as may be designated by Landlord for the general use of tenants); and (ii) the public entrances to, and main floor lobby in, the Building; (iii) the passenger elevators serving the Building; (iv) the areas adjacent to the Building dedicated from time to time for parking purposes by Landlord for the parking of motor vehicles; and (v) the roadways and passageways adjacent to the Building for passage by motor vehicle and on foot, as said roadways and passageways may respectively be dedicated by Landlord.

ARTICLE II.  TERM

Landlord leases the Premises to Tenant, and Tenant hires and takes the Premises from Landlord, for a term of five (5) Lease Years commencing on March 1, 2003, (the “Lease Commencement Date”) and expiring at midnight on the last day of the sixtieth month thereafter unless sooner terminated pursuant to the terms hereof. “Lease Year” shall mean a year period beginning on the first day of a month, which is the first calendar month of the term of the Lease and ending on the day before the anniversary of the first day of such year.

ARTICLE III.  RENT

SECTION 1.  Tenant shall pay to Landlord, at Landlord’s office in the Building or at such place as Landlord may from time to time designate, as rental for the Premises, the sum of One Thousand Nine Hundred and Eighty-one Dollars and 66/100 ($1,981.66) per month (the “Rent”). Rent shall be payable in advance on the first day of each calendar month during the first five Lease Years beginning on the Lease Commencement Date.  A TEN PERCENT (10%) late charge shall be added to all rent payments more than ten (10) days past due.  Upon execution of this lease, Tenant shall pay a rent deposit in the amount of one month’s rent, said deposit to be held as a security deposit by the Landlord.   Checks shall be made payable to Landlord and mailed to:

Jaytee Properties

Republic Corporate Center

601 W, Market Street

Louisville, Kentucky  40202

SECTION 2.    In the event that any check which has been remitted to Landlord by Tenant for payment of the Rent, or any other sum payable under this Lease, shall not be honored upon its presentation for payment, then an additional charge of $100.00 shall be imposed on each check not honored.

ARTICLE IV.  USE

The Premises are to be used only for the purpose of conducting therein the operation of an insurance or related office facility and for no other business or purpose without the prior written consent of Landlord. Tenant shall not do or permit to be done in or about the Premises anything which is illegal or unlawful; or which is of a hazardous or dangerous nature; or which will increase the rate(s) of insurance upon the Building. Tenant shall (and shall cause its employees to) observe the rules and regulations set forth in Exhibit B attached hereto and made a part hereof, as the same may be amended by Landlord from time to time, and Tenant shall comply with all governmental laws and ordinances and all regulations applicable to the use and occupancy of the Building.

ARTICLE V.  POSSESSION

If Landlord permits Tenant to enter into possession of the Premises prior to the Lease Commencement Date, all of the terms and conditions of this Lease shall apply during such prior period.  Tenant’s taking of possession of the Premises represents Tenant’s conclusion that the Premises are in good and tenantable condition and acceptable for Tenant’s use thereof as provided in this Lease.

ARTICLE VI.  SERVICES TO BE PROVIDED

Landlord shall furnish reasonable amounts of heat, air conditioning, water and elevator service (collectively “Services”) to the Premises during the times and in the manner that Landlord determines appropriate for the furnishing of such services in the Building, all such services being subject to energy availability or Energy Consumption Regulations which may be hereafter promulgated. It is expressly agreed that should any local, state or federal governmental body, agency or public utility restrict or reduce the amount of fuel or energy which may be utilized to provide the utilities and services as specified above, then such restriction or reduction, and the reduction in utilities and services which may result therefrom, shall in no way create or constitute a default on the part of the Landlord, and there shall be no reduction or abatement in the Rent or any other sum payable by Tenant thereunder. Further, Landlord shall not be liable for any injury, damage, inconvenience, or otherwise which may arise or result should the furnishing of any such services by interrupted or prevented by fire, accident, strike, riot, act of God, the making of necessary repairs or improvements, or any other cause beyond the reasonable control or prevention of Landlord, nor, subject only to the provisions of Article XI of this Lease, shall the Rent payable by Tenant hereunder abate.

ARTICLE VII.  MAINTENANCE, REPAIR, ALTERATIONS, CONSTRUCTION

SECTION 1.  Landlord shall keep and maintain the roof, foundations, floor slab, and all structural walls (including windows and plate glass), gutters and downspouts of the Premises in good order and repair. Landlord shall keep or cause to be kept in good repair all common areas of the Building and appurtenant areas, including lighting systems; drainage systems; mechanical, plumbing, and electrical systems; heat and air conditioning units; ductwork, lines, pipes, and conduits serving the Premises; and parking areas and driveways. Any maintenance, repairs or replacements to any of the foregoing made necessary by any acts or omissions of the Tenant, its agents or employees, shall be paid for by Tenant and Tenant shall reimburse Landlord on demand for the cost of repairing any damage to the Premises or the Building caused by Tenant or its agents or employees.  In the event, after reasonable notice to Landlord, Landlord fails to make any repairs as hereinbefore provided, then Tenant shall have the right to make these repairs and deduct the cost thereof from any future rental payments.

SECTION 2.  All maintenance, repairs, or replacements relating to the Premises that are not the obligation of Landlord as set forth in Section 1 above shall be the obligation of Tenant and shall be made by Tenant at Tenant’s sole cost and expense.  Tenant shall maintain, at its expense, the interior of the Premises in good repair and in a clean and attractive condition.  Tenant’s obligation to maintain, repair and replace includes, but is not limited to, all the interior of the Premises.  In the event Tenant fails to comply with the requirements of this Section, Landlord may effect such maintenance and repair and the cost thereof, with interest at the rate of 8.5% per annum, shall be payable immediately to Landlord as additional rent.  In the event the applicable Statute of the Commonwealth of Kentucky at any time shall allow for a higher rate of interest under an instrument in writing, then such higher rate shall apply and be payable.  If Tenant is a corporation, then the interest rate to be so payable hereunder shall be at the rate of 12% per annum.

SECTION 3.  Tenant shall not make any alterations, additions or improvements to the Premises without first obtaining Landlord’s prior written consent. In connection with any such request for Landlord’s consent to such alterations, additions or improvements to the Premises, Landlord may retain the services of an architect and/or engineer; and the reasonable costs for the services of such architect and/or engineer shall be reimbursed to Landlord by Tenant. Landlord may make any repairs for the preservation, safety or improvement of the Premises or the Building. All alterations, and improvements made by Tenant shall become the property of Landlord upon making thereof and shall be surrendered to Landlord upon the expiration of this Lease.

SECTION 4.  No construction work shall be undertaken or commenced by Tenant on the Premises until:  (a) plans and specifications fully describing the work, or changes to work previously approved, have been submitted to and approved by Landlord, (b) all necessary building permits and all conventional insurance coverages have been obtained by Tenant, (c) proper provision has been made by Tenant for payment in full of the cost of the work, and (d) Landlord has given written notice that the work can proceed, subject to such reasonable conditions as Landlord may impose.

SECTION 5.  Tenant shall carry out Tenant’s repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner, which will not interfere with the rights of other tenants in the Premises.  Tenant shall not obstruct or place anything in or on the sidewalks or driveways, or parking facilities outside the Building or in the lobbies, corridors, stairwells or other common areas on the Building, or use such locations for any purpose except access to and exit from the Premises without Landlord’s prior written consent.  Landlord may remove at Tenant’s expense any such obstruction without notice or obligation to Tenant. In order it ensure that work proceeds efficiently on the Premises, Landlord or Landlord’s general contractor may from time to time make rules for co-ordination of all construction work, Tenant shall ensure that any designer, contractor and workmen employed by Tenant is informed of and observes such rules, and prior to commencement of any construction work makes appropriate arrangements with Landlord, particularly with respect to:

(a) Material handling and hoisting facilities

(b) Material and equipment storage

(c) Time and place of deliveries.

(d) Elevator usage

(e) Hours of work and co-ordination of work

(f) Power, heating and washroom facilities

(g) Scheduling

(h) Security

(i) Clean-up

(j) Construction vehicles in parking facility

SECTION 6.  Tenant shall ensure that all cutting, drilling, hammering, or other work of a noisy or vibrant nature be conducted outside the normal business hours of tenants occupying the Premises.  Tenant shall at all times keep the Premises and adjacent areas free from accumulation of waste material or rubbish caused by his suppliers, contractors or workmen.  Landlord may require clean-up on a daily basis and reserves the right to do clean-up at the expense of Tenant if Landlord’s reasonable requirements are not complied with.  After the completion of the work, Tenant’s contractor shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Premises and shall leave the Premises clean to the satisfaction of Landlord.  This final clean-up shall include the cleaning of light fixtures, windows, perimeter radiation units, entries and public space affected by the work.  Any damage caused by Tenant’s contractor or sub-trades to the Premises or any property of the Landlord or any Tenant of the Premises shall be repaired forthwith to the satisfaction of Landlord at Tenant’s expense.

SECTION 7.  If Tenant’s contractor does not pursue Tenant’s work properly in accordance with the approved plans and specifications, Landlord, after five days notice to Tenant and Tenant’s contractor may remedy the default or make good any deficiencies, and recover the costs incurred therein from Tenant.

SECTION 8.  Not more than 15 days from notice by Landlord, Tenant shall reimburse Landlord for the fees payable by Landlord to Landlord’s architect, engineers, or other consultants for examination of Tenant’s plans and specifications and for inspection of work performed by Tenant’s contractors and workmen in accordance therewith.

SECTION 9.  In the event of termination of this Lease during the construction phase of any work to be done by Tenant, Landlord may retain for his own use, without payment therefor all or any Tenant work which has been commenced installed or completed, or demolish or remove all or any work and restore the Premises to the condition in which the same were prior to the commencement, installation or completion of all or such of the Tenant’s work as is so demolished or removed and recover the cost of so doing from Tenant.

ARTICLE VIII.  ACCESS

Landlord and its agents shall have the right to enter into and upon the Premises at all reasonable times with reasonable notice for the purpose of inspecting, cleaning, repairing, altering or improving the Premises or the Building with the exception of an emergency situation. Landlord shall have the right to show the Premises to prospective tenants during the ninety (90) day period prior to the expiration of the term of this Lease and shall have the right at all reasonable times to show the Premises to prospective purchasers of and lenders upon the Building. Any damage or loss caused to the Premises and/or to the Tenant by any use of or access to the Premises by Landlord shall be repaired by Landlord at Landlord’s expense.

ARTICLE IX.  DAMAGE OR DESTRUCTION

SECTION 1.  If the Premises are damaged or destroyed, in whole or in substantial part, and Section 2 does not apply, then Landlord may elect to terminate this Lease as of the date of the damage or destruction by notice given to Tenant in writing not more than twenty (20) days following the date of damage or destruction. If Landlord does not elect to terminate, Landlord shall, at Landlord’s expense, proceed to restore the property to substantially the same form, condition and quality as prior to the damage or destruction. If Landlord elects to rebuild and repair, Landlord shall proceed as soon as reasonably possible and thereafter shall proceed without interruption and be completed within one hundred-eighty (180) days after notice has been given of Landlord’s intent to rebuild and repair, except for work stoppages on account of labor disputes and matters not under the control of the Landlord. During such period of repair or restoration, the Rent shall be abated in the same proportion as the unrentable portion of the Premises bears to the entire Premises identified in Section 1 of Article I of the Lease.

SECTION 2.  If the Premises are damaged or destroyed, (i) to the extent that more than fifty percent (50%) of the Building is damaged or destroyed, or (ii) to the extent that more than fifty percent (50%) of the Premises are damaged or destroyed, then in such event, Tenant may elect to terminate this Lease as of the date of the damage or destruction by notice given to Landlord in writing not more than twenty (20) days following the date of damage or destruction.

SECTION 3.  Notwithstanding anything contained in this Article to the contrary, Landlord shall not be required to repair, replace, restore, or rebuild any property which Tenant shall be entitled to remove from the Premises under the provisions of this Lease; it being agreed that Tenant shall bear the entire risk of loss, damage or destruction of such property while it is in the Building.

SECTION 4.  If either party elects to terminate the Lease, Tenant shall be entitled to reimbursement for any prepaid rent or other amounts paid by Tenant and attributable to the unused term of the Lease.

ARTICLE X. INDEMNITY

Tenant shall indemnify and hold Landlord harmless from all loss, damage, liability or expense resulting from an injury to or death of any person or any loss of or damage to any property caused by or resulting from any act of omission of Tenant or any officer, agent, employee, guest, invitee or visitor of Tenant in or about the Premises or the Building, but the foregoing provision shall not be construed to make Tenant responsible for injuries to third parties caused by the negligence of Landlord or any agent or employee of Landlord. The Landlord shall remain responsible for any injury to, or death of any person or any loss of or damage to property sustained by any person whatsoever which may be caused by the Building or any equipment or appurtenances thereto or thereof being or becoming defective or out of repair. Landlord shall be and remain liable for the negligent acts or omissions of Landlord, its agents and employees.

ARTICLE XI. REMEDIES

SECTION 1. If at any time Tenant shall (a) fail to remedy any default in the payment of any sum due under this Lease for ten (10) days after notice; (b) fail to remedy any default with respect to any other of these provisions, covenants or conditions of this Lease to be kept or performed by Tenant, within thirty (30) days after notice (or, in the event the default is of such a nature that it cannot be remedied within said thirty (30) day period, then such additional time as may be necessary for Tenant to cure such default, within the thirty (30) day period and thereafter diligently prosecutes the same to completion); or (c) vacate or abandon the Premises, or fail to conduct business therein, for a period of five (5) consecutive business days, and then fail to reoccupy and reestablish the conduct of business in the Premises within ten (10) days following the date of written notice from Landlord of such failure; then Landlord shall have all such rights and remedies as are provided by law in respect of such default; including, at Landlord’s election, the right to terminate this Lease, and all Tenant’s rights hereunder shall be terminated.

The liability of the Tenant for Rent, and other payments provided for herein shall not be extinguished for the balance of this Lease, and Tenant shall make good to Landlord any deficiency arising from such reletting of the Premises, plus the costs and expenses of renovating, altering and reletting the Premises, and including attorneys’ fees or brokers’ fees incident to Landlord’s reentry or reletting. Tenant shall pay any such deficiency each month, as the amount thereof is ascertained by Landlord, or, at Landlord’s option, Landlord may recover, in addition to any other sums, the amount at the time of judgement by which the unpaid Rent, and other payments for the balance of the term, after judgement, exceeds the amount thereof which Tenant proves could be reasonably avoided, discounted at the rate of 7%. In reletting the Premises, Landlord may grant rent concessions and Tenant shall not be credited therefore. Nothing herein shall be deemed to affect the right of Landlord to recover for indemnification under Article X herein arising prior to the termination of this Lease.

SECTION 2. Landlord shall in no event be in default in the performance of any of its obligations in the Lease contained unless and until Landlord shall have failed to perform such obligation within thirty (30) days, or such additional time as is reasonably required to correct any such default after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

ARTICLE XII. INSURANCE

SECTION 1. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant and at all times during possession thereof, Tenant will procure and maintain in full force and effect, at its sole cost and expense, the following types of insurance, in the minimum amounts specified below:

A.     Public Liability and Property Damage. Personal injury liability, bodily injury liability and property damage insurance in a single limit of not less than One Million Dollars ($1,000,000), of which insurance shall insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property as provided in Article X hereof. All of such insurance shall be primary and noncontributing with any insurance which may be carried by Landlord. The adequacy of the coverage afforded by said liability and property damage insurance shall be subject to review by Landlord from time to time, and Landlord retains the right to increase or decrease said limits at such times.

B.     Tenant Improvements. Insurance covering all of the lease-hold improvements, (excepting only the structural components of the Building and demising partitions), and Tenant’s trade fixtures, and personal property from time to time and/or upon the Premises, in an amount not less than the full replacement cost thereof without deduction for depreciation, providing protection against any peril included within the classification “Fire and Extended Coverage”, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the applicable provisions herein. If the Premises shall not be repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive from such insurance proceeds an amount equal to the replacement cost of the Tenant’s leasehold improvements.

C.     Business Interruption. Business interruption insurance with sufficient coverage to provide for payment of rent and other fixed costs during any interruption of Tenant’s business by reason of fire or other similar cause.

SECTION 2.  All policies shall be for the mutual and joint benefit and protection of Landlord and Tenant, with Landlord being named as an additional insured. Certificates of such policies shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents, and employees by reason of the acts, omissions and/or negligence of Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance must contain a provision that the company writing said policy will give to Landlord thirty (30) days’ notice, in writing, in advance of any cancellation or lapse, or the effective date of any reduction in the amounts of insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Landlord may, from time to time, request Tenant to provide Landlord with a certified copy of all insurance coverage carried by Tenant.

SECTION 3.  Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the term of this Lease on the amount of insurance maintained in force by Landlord on the Building, of which the Premises are a part, resulting from Tenant doing any act in or about said Premises which does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload on the electrical lines of the Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading.

ARTICLE XIII.  LIENS

Tenant shall keep the Premises free and clear of, and shall indemnify Landlord against all mechanics’ liens and other liens on account of work done for or materials, supplies and equipment furnished to Tenant by persons claiming under it for maintenance, repairs and alterations. Tenant shall reimburse Landlord for all costs and attorneys’ fees incurred by Landlord in investigating, defending or clearing such lien to be cleared within thirty (30) days of filing of same unless Tenant shall have provided security acceptable to landlord against any loss to Landlord on account thereof. As a condition to Landlord’s consent pursuant to Article VII, Landlord may require Tenant to provide Landlord with reasonable payment and performance bonds of those persons contracted by Tenant to perform work on or in the Premises that could be the subject of such a lien in order to protect the Premises, the Landlord, and any mortgagee from and against liens of mechanics and materialmen performing work in or providing services and equipment to the Premises.

ARTICLE XIV.  ASSIGNMENT; SUBLETTING; MORTGAGING

SECTION 1.  Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or otherwise encumber all or any part of Tenant’s interest in this Lease, or sublet the Premises or any part thereof, without first obtaining in each and every instance Landlord’s prior written consent. Subject to the foregoing, Tenant shall not assign, transfer or sublet the Premises, or any part thereof, at a rent to Assignee, Transferee or Sublessee, greater than $20.00 per square foot. Any transfer of this Lease by merger, consolidation, or liquidation, or any change in the ownership of, or power to vote the majority of its outstanding voting stock resulting in a change in ownership of more than 50% of the total issued and outstanding shares of Tenant shall constitute an assignment for the purposes of the paragraph. If consent is once given by Landlord to any such assignment or subletting, such consent shall not operate as a waiver of the necessity for obtaining Landlord’s consent to any subsequent assignment or subletting. Any legal costs incurred by Landlord related to such assignment or subletting shall be paid by Tenant to Landlord upon demand. Tenant shall provide Landlord with executed copies of any Assignment. Transfer or Sublease Agreement entered into as provided herein.

ARTICLE XV. ESTOPPEL CERTIFICATE

Tenant shall at any time and from time to time execute, acknowledge and deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect (or if there has been any modification hereof that the same is in full force and effect as modified and stating the nature of the modification or modifications); (b) that to the best of its knowledge Landlord is not in default under this Lease (or if any such default exists the specific nature and extent thereof); and (c) the date to which rent and other charges have been paid in advance, if any.

ARTICLE XVI. TAXES

SECTION 1. Tenant shall pay before delinquency any and all taxes and assessments, and license, sales, business, occupation or other taxes, fees or charges levied, assessed or imposed upon its business operations in the Premises.

SECTION 2. Tenant shall pay before delinquency any and all taxes and assessments levied, assessed or imposed upon its trade fixtures, leasehold improvements, merchandise and other personal property in, on, or upon the Premises.

SECTION 3. In the event any taxes, fees or charges referred to in the preceding Section 1 and/or Section 2 shall be assessed, levied or imposed upon in connection with the business or property of Landlord, such assessment, taxes, fees or charges shall be paid by Tenant to Landlord promptly upon Landlord’s request for such payment.

SECTION 4. Landlord shall pay before delinquency any and all costs and expenses of every kind and nature for real estate ad valorem taxes, and/or fees, assessments, charges, or payments in lieu thereof, to the Commonwealth of Kentucky, and/or any political subdivision thereof, including, without limitation, Jefferson County, and/or any city, municipality, agency or special district, the School Board, Water Company, and/or the Metropolitan Sewer District, whether general or special assessments, including, but not limited to, sewer rents, rates and charges; draining fees; water charges; taxes based upon the receipt of rent; and any other federal, state or local government charge, general, special, ordinary or extra-ordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Tenant’s net income or profits, unless the same is imposed in lieu of real estate taxes), which may now or hereafter be levied or assessed against the Building or the land on which the Building and appurtenant parking areas and driveways are located.

If at any time during the term of this Lease the method of taxation then prevailing shall be altered so that any new tax, assessment, levy, imposition or charge shall be imposed upon Landlord in place or partly in place of any such taxes and shall be measured by or based in whole or in part upon the Building or the rents or other therefrom, then all such new taxes, assessments, levies, imposition or charge shall be imposed upon Landlord. Tenant shall be directly responsible for taxes, if any, on Tenant’s personal property and on the value of Tenant’s special leasehold improvements exclusive of standard building improvements.

ARTICLE XVII. PRIORITY OF LEASE

This Lease shall, unless Landlord otherwise elects, be subordinate to any and all mortgages and other security instruments now existing, or which may hereafter be made covering the Building and/or the real property underlying the same or any portion or portions thereof, and for the full amount of all advances made or to be made thereunder (without regard to the time or character of such advances), together with interest thereon, and subject of all the terms and provisions thereof and to any renewals, extensions, modifications and consolidations thereof; and Tenant covenants within ten days of demand to make, execute, acknowledge and deliver upon request any and all documents or instruments demanded by Landlord which are or may be necessary or proper for more fully and certainly assuring the subordination of this Lease to any such mortgages or other security instruments, provided, however, that any person or persons purchasing or otherwise acquiring any interest at any sale and/or other proceedings under such mortgages or other security instruments may elect to continue this Lease in full force and effect in the same manner, and with like effect as such person or persons had been named as Landlord herein, and in the event of such election, this Lease shall continue in full force and effect as aforesaid, and Tenant hereby shall continue in full force and effect as aforesaid, and Tenant hereby attorns and agrees to attorn to such person or persons. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant, to execute and deliver any document provided for herein, for and in the name of Tenant.

ARTICLE XVIII. FIXTURES AND PERSONAL PROPERTY: SURRENDER

SECTION 1. Upon the termination of this Lease, Tenant shall surrender to Landlord the Premises (including, without limitation, all non-moveable leasehold improvements) in good condition and repair reasonable wear, tear and damage by casualty not caused by Tenant or its agents and employees excepted. All improvements, additions, and fixtures made or installed from time-to-time by Landlord to, in, upon, or about the Premises, including, but not limited to, all lighting fixtures, shall be the property of Landlord and upon any such termination, shall be surrendered to Landlord by Tenant without any injury, damage or disturbance thereto or payment thereof.

SECTION 2. All fixtures, furniture, movable partitions, machinery, equipment and other personal property installed or placed in said Premises at the cost of or by Tenant shall at times remain, be considered and treated as personal property of Tenant and in no sense part of the real estate, and Tenant shall have the right at any time during the term of this Leas and any extension thereof, or within a period of ten (10) days after any termination hereof to remove the same or any part threof from said Premises, provided, however, that upon the removal of any such personal property, Tenant agrees to restore area from which the same has been removed to substantially the same condition as it was prior to the installation thereof and to the extent necessary to keep Premises in a leasable and usable condition for future tenants. If Tenant fails to remove any such personal property, Landlord may at Landlord’s option retain all or any such property and title thereto shall thereupon vest in Landlord, Landlord may remove from the Premises and dispose of in any manner all or any of such property, in which latter event Tenant shall, upon demand, pay to Landlord the actual expense of such removal and disposition, and the cost of repair of any and all damage to the Premises resulting from or caused by such removal.

ARTICLE XIX. HOLD OVER TENANCY

If Tenant shall, without execution of a new Lease or written extension, and with consent of Landlord, hold over after the expiration of the terms of this Lease, such tenancy shall be a month-to-month tenancy, which may be terminated as provided by law. During such tenancy, Tenant shall pay to Landlord the greater of (a) the rental rate then being quote by Landlord for comparable space in the Building; or (b) the Rent pursuant to Article III. During such tenancy, Tenant shall be bound by all of the terms, covenants, and conditions as herein specified, as far as applicable; provided, however that if Tenant fails to surrender the Premises upon termination of this Lease, in addition to any other liabilities to Landlord arising therefrom Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including any claims made by any succeeding Tenant founded on such failure.

ARTICLE XX. WAIVER OF SUBROGATION

Landlord and Tenant each releases and relieves the other and on behalf of its insurer(s) waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion, or any other perils generally described in the “extended coverage” insurance endorsements used in Louisville which occur in, on or about the Building and/or the Premises, whether due to the negligence of such other party, its agents or employees, or otherwise.

ARTICLE XXI. NOTICES

Whenever in this Lease it shall be required or permitted that notice, approval, advice, consent, or demand be given or served by either party to this Lease to or on the other, such notice or demand shall not be deemed to have been duly given or served unless in writing and forwarded by certified or registered mail, addressed as follows:

To Landlord:	Jaytee Properties
Republic Corporate Center
601 West Market Street
Louisville, Kentucky 40202-2700
Attention: Mr. Steven E. Trager

To Tenant:	At the Premises

Either party may change such address by written notice by certified or registered mail to the other.

ARTICLE XXII. RIGHTS RESERVED BY LANDLORD

SECTION 1. Landlord shall have the sole and exclusive right to designate (and from time to time, in its discretion, re-designate) the name, address, number and/or designation of the Building.

SECTION 2. Tenant agrees and understands that the Landlord reserves the right to designate the parking area for Tenant and its employees, in Landlord’s sole discretion, that is determined by Landlord to be in the best interest of all tenants in the Premises. After notice to Tenant of any violation of parking requirements, the vehicle(s) found in violation shall be towed away at the expense of and the responsibility of the Tenant.

ARTICLE XXIII. CONDEMNATION

In the event that during the term of this Lease the Premises as identified in Article I, Section 1 hereof, or any part thereof, or the use or possession thereof, is taken in condemnation proceedings or by any right of eminent domain or for any public or quasi-public use, this Lease and the term hereby granted shall terminate and expire on the date when possession shall be taken by the condemnor, and rent and all other charges payable hereunder shall be apportioned and paid in full up to that date and all prepaid unearned rent and all other charges payable hereunder shall forthwith be repaid by Landlord to Tenant, and Tenant shall not be liable to Landlord for any rent or any other charges payable hereunder, damage, or otherwise, for, or by reason of any matter or thing occurring thereafter. Tenant hereby waives any and all rights in, or to any condemnation awards. In the event that during the term of this Lease a material amount of the parking area or a material amount of the use or possession thereof is taken in condemnation proceedings or by any right of eminent domain or for any public or quasi-public use and no alternative parking is provided, the term of this Lease shall at the option of Tenant cease and terminate from the date of title vesting in such proceeding.

ARTICLE XXIV. GUARANTY PROVISIONS

In consideration of the promises contained in the Lease and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned Guarantor (if applicable), Guarantor for itself and its successors and assigns, hereby unconditionally and jointly and severally guarantees to Landlord, its successors and assigns, the prompt payment and performance when due of any and all payments and obligations due and owing under this lease from Lessee, including the lease and this guarantee; provided, however, anything contained in this guarantee to the contrary notwithstanding, the maximum aggregate liability of Guarantor hereunder shall not exceed One hundred ten thousand dollars ($118,900.00).

This guarantee shall remain in effect so long as any of the aforesaid obligations have not been fully paid or performed; provided, however, anything contained in this guarantee to the contrary notwithstanding, this guarantee shall terminate on the date of termination of this lease, currently 5 years from the Commencement Date, except that such termination shall not affect the liability of Guarantor with respect to (a) obligations created to incurred prior to such date, or (b) rent, or other amounts, fees, costs, or expenses, including reasonable attorney fees, incurred with respect to such obligations on or after such date.

This guarantee is absolute, continuing and unlimited, without regard to the reliability, validity or enforceability of any liability or obligation of the Tenant hereby guaranteed, Landlord, its successors or assigns, shall not be required to proceed first against the Guarantor or against any other person, firm, corporation, or entity, or any one of them, for payment.

This guarantee is a guarantee of payment, not of collection, and the Guarantor therefore agrees that Landlord shall not be obligated prior to or as a condition of to seek recourse against or receive payment from Guarantor. The liability of Guarantor for payment of the obligations shall be absolute and unconditional.

This guarantee, and all rights and obligations hereunder including matters of construction, validity, and performance, shall be governed by the laws of the Commonwealth of Kentucky and no defense given or allowed by the laws of any other state or country shall be interposed on any action hereon unless such defense is also given or allowed by the laws of the Commonwealth of Kentucky.

GUARANTOR HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY AND OBJECTION TO JURISIDICTION OR VENUE IN CONNECTION WITH ANY ACTION, CLAIM, COUNTERCLAIM, CROSS-CLAIM, OR OTHER LITIGATION OR PROCEEDING, BY WHOMSOEVER COMMENCED, CONNECTED WITH OR ARISING OUT OF THIS LEASE OR THE OBLIGATOINS THEREUNDER.

ARTICLE XXV. MISCELLANEOUS PROVISIONS

SECTION 1. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or co-owners, at the time in question, of the Premises, and in the event of any transfer or transfers of the title of Premises, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance or any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

SECTION 2. The captions of Articles of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

SECTION 3. The terms “Landlord and Tenant”, wherever used herein shall be applicable to one or more persons, as the case may be, and the singular shall include he plural, and the neuter shall include the masculine and the feminine, and if there be more than one, the obligations hereof shall be jointly and several.

SECTION 4. The word “person” and the word “persons” wherever used in this Lease shall both include individuals, partnerships, firms, associations, and corporations of any other form of business entity.

SECTION 5. The various rights, options, elections, powers, and remedies contained in this Lease shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal or equitable remedy which either party might otherwise have in the event of breach or default in the terms thereof, and the exercise of one right or remedy by such party shall not impair its right to any other right or remedy until all obligations upon the other party have been fully performed.

SECTION 6. Time is of the essence with respect to the performance of each of the covenants and agreements under this Lease.

SECTION 7. Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and, except as set forth in Section 1 of this Article and as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors, and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering or sub-letting of all or any part of Tenant’s interest in this Lease.

SECTION 8. This Lease shall be interpreted in accordance with the law of the Commonwealth of Kentucky.

SECTION 9. No waiver of any default by Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated. The acceptance by Landlord of rent with knowledge of the breach of any of the covenants of this lease by Tenant shall not be deemed a waiver of any such breach. One or more waivers of any breach or covenant, term or condition of this Lease shall not be construed as a waiver of any subsequent breach of the same covenants, term or condition. The consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waived or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

SECTION 10. If Tenant shall default in the performance of any covenant on its part to be performed by virtue of any provisions of this Lease, Landlord may, after any notice and the expiration of any period with respect thereto as required pursuant to the applicable provisions of this Lease, perform the same for the account of Tenant. If Landlord, at any time, is compelled to pay or elects to pay any sum of money or do any acts which would require payment of any sum of money by reason of the failure of Tenant, after any notice and the expiration of any period with respect thereto, as required pursuant to the applicable provisions of the Lease, to comply with any provisions of this Lease, the sum or sums so paid by Landlord with interest, costs and damages, shall be deemed to be additional rental hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses, except as otherwise herein specifically provided.

SECTION 11. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent, additional rent or other payments hereunder or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum of attorney’s fees in such suit, at trial and on appeal, and such attorney’s fees shall be deemed to have accrued on the commencement of such action.

SECTION 12. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Premises and Tenant’s licensed use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements of this Lease cannot be altered, changed, modified or added to except in writing signed by Landlord and Tenant. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented on Landlord’s behalf, either orally or in writing (except this Lease) has induced Tenant to enter into this Lease.

SECTION 13. Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force or effect.

SECTION 14. Except with respect to those conditions, covenants and agreements of this Lease which by their nature could only be applicable after the commencement of, during or throughout the term of this Lease, all of the other conditions, covenants and agreements of this Lease shall be deemed to be effective as of the date of execution of this Lease.

SECTION 15. Landlord and Tenant each represents that neither is responsible for any real estate brokerage fee and shall indemnify each other against loss, cost, liability or expense incurred by either as a result of any claim asserted by any such broker, finder or other person on the basis on any arrangements or agreements made or alleged to have been made by or on behalf of either Landlord or Tenant, as the case may be.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the day and year first above written.

ATTEST:		JAYTEE PROPERTIES

BY:	/s/ Jan Hyland	BY:	/s/ Steve Trager

		NAME:	Steve Trager

		TITLE:	General Partner

ATTEST:		ANDERSON INSURANCE AGENCY

BY:	/s/ Linda Lamble	BY:	/s/ Eric E. Anderson

		NAME:	Eric E. Anderson

		TITLE:	President

GUARANTOR:

NAME:

EXHIBIT A

Landlord shall provide to following base construction for the Premises:

1.             Concrete Floor

2.             Equipped bathrooms with exterior doors.

3.             No interior demising walls.

4.             Sprinkler heads.

Electrical specifications provided by Landlord:

1.             200 amp service.

2.             RJ 21 telephone outlet.

3.             Connection to standard HVAC.

Landlord will provide a Twenty Dollar ($20.00) per square foot Tenant buildout allowance on Tenant’s useable square footage in an amount not to exceed $$22,000.

Tenant shall use only licensed and insured contractors approved by Landlord.  Paid contractors will provide Tenant and Landlord proof of insurance and will sign Lien Waivers at the time of Payment.  Tenant will submit bills for payment or draws on completed work to Landlord timely as received.

All additional work to be provided by Tenant and approved and supervised by Landlord prior to installation.

EXHIBIT B
RULES AND REGULATIONS

1.                                       No advertisement, sign, lettering, notice or device shall be placed in or upon the Premises or the Building, including any windows, walls and exterior doors, except such as may be approved in writing by Landlord.

2.                                       Lettering upon the doors as required by Tenant shall be made by the sign company designated by Landlord, but the cost shall be paid by Tenant. The directories of the Building will be provided exclusively for the display of the name and location of Tenant and its designated representative only and Landlord reserves the right to exclude any other names therefrom.

3.                                       No additional locks shall be placed upon any doors of the Premises, and Tenant agrees not to have any duplicate keys made without the consent of Landlord. If more than two keys for any door lock are desired, such additional keys shall be paid for by Tenant. Upon termination of this Lease, Tenant shall surrender all keys.

4.                                       No furniture, freight, supplies not carried by hand or equipment of any kind shall be brought into or removed from the Building without the consent of Landlord. Landlord shall have the right to limit the weight and size and to designate the position of all safes and other heavy property brought into the Building. Such furniture, freight, equipment, safes and other heavy property shall be moved in or out of the Building only at the times and in the manner permitted by Landlord. Landlord will not be responsible for loss of or damage to any of the items above referred to, and all damage done to the Premises or the Building by moving or maintaining any of such items shall be repaired at the expense of Tenant. Any merchandise not capable of being carried by hand shall utilize hand trucks equipped with rubber tires and rubber side guards.

5.                                       The entrances, corridors, stairways and elevators shall not be obstructed by Tenant, or used for any other purpose than ingress or egress to and from Premises. Tenant shall not bring into or keep any animal within the Building, or any bicycle or other type of vehicle.

6.                                       Tenant shall not disturb other occupants of the Building by making an undue or unseemly noise, or otherwise. Tenant shall not, without Landlord’s prior written consent, install or operate in or on Premises any machine or machinery causing noise or vibration perceptible outside the Premises, electric heater, stove or machinery or any kind or carry on any mechanical business thereon, or keep or use thereon oils, burning fluids, camphene, kerosene, naphtha, gasoline, or other coustible materials. No explosives shall be brought into the Building.

7.                                       Tenant shall not mark, drive nails, screw or drill into woodwork or plaster, paint or in any way deface the Building or any part thereof, or the Premises or any part thereof, or fixtures therein. The expense of remedying any breakage, damage or stoppage resulting from a violation of this rule shall be borne by Tenant.

8.                                       If Tenant installs upon the Premises any electrical equipment which constitutes an overload on the electrical line serving the Premises or the Building, Tenant shall make all necessary changes to reduce such overload, or at the option of Landlord, eliminate such equipment as Landlord deems necessary to reduce the electrical capacity required to serve the Premises.

9.                                       Canvassing, soliciting, and peddling in the Building is prohibited and Tenant shall cooperate to prevent such activity.

10.                                 The requirements of Tenant will be attended to only upon application at the Landlord’s office in the Building. Building employees shall not perform any work or do anything outside of the regular duties, except on issuance of special instructions from the office of the Building. If the Building employees are made available for the assistance of Tenant, Landlord shall be paid for their services by Tenant at reasonable hourly rates. No Building employee will admit any person (Tenant or otherwise) to any office without specific instructions from the office of the Building.

11.                                 Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Sundays, legal holidays, and between the hours of 9:00 p.m. of any day and 7:00 a.m. of the following day, and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of the tenants. Tenant shall have 24-hour access to the Premises.

12.                               Landlord has designated the entire Building and all leased premises therein as a NO SMOKING BUILDING. Tenant agrees to use its best efforts to support and enforce the no smoking designation with its employees, agents, guests and invitees.